Exhibit 99.1

UWM Holdings Corporation Announces
First Quarter 2026 Results

Loan Origination Volume of $44.9 Billion; Net income of $170.4 million

PONTIAC, MI, May 6, 2026 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the first quarter ended March 31, 2026. Total loan origination volume was $44.9 billion for the first quarter 2026, up 39% year-over-year, and the second-highest first quarter production in company history. The Company reported 1Q26 total revenue of $901.4 million, net income of $170.4 million and adjusted EBITDA of $160.9 million.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, “Q1 was an exceptional quarter for UWM and our second‑best first quarter of all time. The last time we delivered results of this magnitude, interest rates were nearly 50% lower, which underscores the strength, scale and resilience of our business. Our team and broker partners executed at the highest level, using UWM’s proprietary technology and AI‑powered tools like Mia to win more loans, more efficiently, every day. We continue to move ahead of schedule with bringing servicing in‑house, and regardless of whether rates stay higher or move lower, we are positioned to keep winning as we are built to perform through all cycles. This quarter is a clear proof point of that.”

First Quarter 2026 Highlights

•Originations of $44.9 billion in 1Q26, compared to $49.6 billion in 4Q25 and $32.4 billion in 1Q25
•Purchase originations of $18.7 billion in 1Q26, compared to $18.9 billion in 4Q25 and $21.7 billion in 1Q25
•Refinance originations of $26.3 billion in 1Q26, compared to $30.7 billion in 4Q25 and $10.6 billion in 1Q25
•Total gain margin of 123 bps in 1Q26 compared to 122 bps in 4Q25 and 94 bps in 1Q25
•Total revenue of $901.4 million in 1Q26 compared to $945.2 million in 4Q25 and $613.4 million in 1Q25
•Net income of $170.4 million in 1Q26 compared to net income of $164.5 million in 4Q25 and net loss of $247.0 million in 1Q25
•Adjusted EBITDA of $160.9 million in 1Q26 compared to $232.8 million in 4Q25 and $57.8 million in 1Q25
•Total equity of $1.60 billion at March 31, 2026, compared to $1.59 billion at December 31, 2025, and $1.64 billion at March 31, 2025
•Unpaid principal balance of MSRs of $229.5 billion with a WAC of 5.90% at March 31, 2026, compared to $240.8 billion with a WAC of 5.65% at December 31, 2025, and $214.6 billion with a WAC of 5.44% at March 31, 2025
•Ended 1Q26 with approximately $1.3 billion of available liquidity, reflecting $424.0 million of cash plus available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q1 2026	Q4 2025	Q1 2025
Loan origination volume(1)	$44,944,156	$49,608,104	$32,351,776
Total gain margin(1)(2)	1.23%	1.22%	0.94%
Total revenue	$901,427	$945,247	$613,370
Net income (loss)	170,374	164,484	(247,028)
Diluted earnings (loss) per share	0.09	0.08	(0.12)
Adjusted diluted earnings per share(3)	N/A	0.08	N/A
Adjusted net income (loss) (3)	137,154	130,561	(195,300)
Adjusted EBITDA(3)	160,909	232,778	57,803

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q1 2026	Q4 2025	Q1 2025
Cash and cash equivalents	$423,996	$503,364	$485,024
Mortgage loans at fair value	10,991,101	9,932,729	8,402,211
Mortgage servicing rights	4,591,855	4,073,781	3,321,457
Total assets	19,266,244	16,928,676	14,048,433
Non-funding debt (1)	5,092,831	4,292,940	3,149,687
Total equity	1,600,901	1,593,629	1,635,349
Non-funding debt to equity (1)	3.18	2.69	1.93
(1) Non-GAAP metric (see discussion and reconciliations below)

Mortgage Servicing Rights (dollars in thousands)

	Q1 2026	Q4 2025	Q1 2025
Unpaid principal balance	$229,503,024	$240,813,979	$214,615,072
Weighted average interest rate	5.90%	5.65%	5.44%
Weighted average age (months)	17	18	19
First Quarter Business and Product Highlights:
In-House Servicing Progress
•All new loans are now on UWM’s proprietary servicing platform and on pace to have substantially all loans serviced in-house by October 2026, ahead of the previously communicated timeline. This milestone is expected to drive meaningful improvements in borrower retention, expenses, and long-term shareholder value.
Bilt Built-In Rewards
•As part of UWM’s strategic collaboration with Bilt, a leading payments and rewards platform, UWM continues to roll out Built‑In Rewards, giving broker partners a powerful new way to differentiate themselves. With UWM now servicing loans in-house, borrowers can earn rewards automatically on every on‑time digital mortgage payment, redeemable for dining, grocery and pharmacy purchases, travel or future principal‑only mortgage payments.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q1 2026	Q4 2025	Q1 2025
Conventional	$10,598,851	$10,208,384	$13,179,468
Government	6,622,457	6,741,182	6,673,499
Jumbo and other (1)	1,443,526	1,970,160	1,894,070
Total Purchase	$18,664,834	$18,919,726	$21,747,037

Refinance:	Q1 2026	Q4 2025	Q1 2025
Conventional	$12,113,599	$15,042,112	$4,339,327
Government	12,268,457	13,135,275	4,699,294
Jumbo and other (1)	1,897,266	2,510,991	1,566,118
Total Refinance	$26,279,322	$30,688,378	$10,604,739
Total Originations	$44,944,156	$49,608,104	$32,351,776

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens)
Dividend
Subsequent to March 31, 2026, for the 22nd consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on July 9, 2026, to stockholders of record at the close of business on June 18, 2026. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around July 9, 2026.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, May 6, 2026, at 11:00 a.m. ET to review the results. Interested parties may register for a toll-free dial-in number by visiting:
https://uwm.zoom.us/webinar/register/WN_eZ1x8OrhQjWXUFFZTYD47A
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Replay and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. “Adjusted diluted EPS” is defined as “Adjusted net income (loss)” divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of retained investment securities, and acquisition-related expenses (net of recoveries) as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Non-funding debt includes the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases.

In addition, we disclose “Non-funding debt” and the “Non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q1 2026	Q4 2025	Q1 2025
Earnings (loss) before income taxes	$177,500	$169,624	$(260,816)
Adjusted income tax (provision) benefit	(40,346)	(39,063)	65,516
Adjusted net income (loss)	$137,154	$130,561	$(195,300)

Adjusted Diluted EPS	Q4 2025
Diluted weighted average Class A Common shares outstanding	256,913,262
Assumed pro forma conversion of Class D shares(1)	1,342,939,142
Adjusted diluted weighted average shares outstanding(1)	1,599,852,404

Adjusted Net Income (in thousands)	130,561
Adjusted Diluted EPS	0.08
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q1 2026	Q4 2025	Q1 2025
Net income (loss)	$170,374	$164,484	$(247,028)
Interest expense on non-funding debt	70,727	61,829	50,081
Provision (benefit) for income taxes	7,126	5,140	(13,788)
Depreciation and amortization	14,385	13,757	11,340
Stock-based compensation expense	13,162	15,592	8,310
Change in fair value of MSRs due to valuation inputs or assumptions, net	(247,897)	28,758	250,821
(Gain) loss on other interest rate derivatives	138,198	(61,409)	—
Deferred compensation, net	2,250	2,235	914
Change in fair value of Public and Private Warrants	—	(1,519)	(685)
Change in Tax Receivable Agreement liability	1,903	(12)	(442)
Change in fair value of investment securities	303	(1,043)	(1,721)
Acquisition-related expenses (net of recoveries)	(9,622)	4,966	—
Adjusted EBITDA	$160,909	$232,778	$57,803

Non-funding debt and non-funding debt to equity	Q1 2026	Q4 2025	Q1 2025
Senior notes	$2,983,152	$2,981,975	$2,786,467
Secured lines of credit	2,000,000	1,200,000	250,000
Borrowings against investment securities	86,724	87,497	88,775
Finance lease liability	22,955	23,468	24,445
Total non-funding debt	$5,092,831	$4,292,940	$3,149,687
Total equity	$1,600,901	$1,593,629	$1,635,349
Non-funding debt to equity	3.18	2.69	1.93

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) the benefits of our business model; (2) our strategic collaboration with Bilt; (3) our position amongst our competitors and ability to capture market share and maintain our industry leading position; (4) the timing of in-house servicing and our beliefs regarding our servicing operations; (5) our beliefs regarding opportunities in the broker channel; (6) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (7) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (8) our beliefs related to the amount and timing of our dividend; (9) our expectations for future market environments, including interest rates, and the timing of such market changes; (10) our performance in shifting market conditions and the comparison of such performance against our competitors; (11) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (12) our position and ability to capitalize on market opportunities and the impacts to our results and (13) our investments in technology, including artificial intelligence, and its impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (viii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (ix) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (x) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xi) UWM’s ability to continue to attract and retain its broker relationships; (xii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiv) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvi) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (“UWMC”) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eleven consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2026	December 31, 2025
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $21.0 million and $16.0 million, respectively)	$423,996	$503,364
Mortgage loans at fair value	10,991,101	9,932,729
Derivative assets	124,490	37,567
Investment securities at fair value, pledged	98,491	100,512
Accounts receivable, net	1,271,014	526,694
Mortgage servicing rights	4,591,855	4,073,781
Premises and equipment, net	180,523	180,199
Operating lease right-of-use asset (includes $91.8 million and $93.4 million with related parties)	92,616	94,310
Finance lease right-of-use asset, net (includes $20.2 million and $20.7 million with related parties)	20,681	21,247
Loans eligible for repurchase from Ginnie Mae	1,124,020	1,133,359
Other assets	347,457	324,914
Total assets	$19,266,244	$16,928,676
Liabilities and Equity
Warehouse lines of credit	$9,900,303	$8,912,496
Derivative liabilities	337,817	26,574
Secured line of credit	2,000,000	1,200,000
Borrowings against investment securities	86,724	87,497
Accounts payable, accrued expenses and other	949,788	707,790
Accrued distributions and dividends payable	161,773	161,292
Senior notes	2,983,152	2,981,975
Operating lease liability (includes $98.0 million and $99.7 million with related parties)	98,811	100,596
Finance lease liability (includes $22.4 million and $22.9 million with related parties)	22,955	23,468
Loans eligible for repurchase from Ginnie Mae	1,124,020	1,133,359
Total liabilities	17,665,343	15,335,047
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2026 or December 31, 2025	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 312,883,751 and 268,415,480 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	31	27
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2026 or December 31, 2025	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2026 or December 31, 2025	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,287,482,620 and 1,331,482,620 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	129	133
Additional paid-in capital	12,593	9,910
Retained earnings	216,768	189,447
Non-controlling interest	1,371,380	1,394,112
Total equity	1,600,901	1,593,629
Total liabilities and equity	$19,266,244	$16,928,676

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$554,572	$603,364	$304,751
Loan servicing income	213,379	186,392	190,517
Interest income	133,476	155,491	118,102
Total revenue	901,427	945,247	613,370
Other gains (losses)
Change in fair value of mortgage servicing rights	(10,335)	(247,617)	(388,585)
Gain (loss) on other interest rate derivatives	(138,198)	61,409	—
Other gains (losses), net	(148,533)	(186,208)	(388,585)
Expenses
Salaries, commissions and benefits	224,554	224,192	192,800
Direct loan production costs	60,505	55,141	43,127
Marketing, travel, and entertainment	30,878	34,212	22,190
Depreciation and amortization	14,385	13,757	11,340
General and administrative	59,034	73,670	68,148
Servicing costs	43,067	46,184	30,434
Interest expense	140,765	144,833	120,410
Other expense (income)	2,206	(2,574)	(2,848)
Total expenses	575,394	589,415	485,601
Earnings (loss) before income taxes	177,500	169,624	(260,816)
Provision (benefit) for income taxes	7,126	5,140	(13,788)
Net income (loss)	170,374	164,484	(247,028)
Net income (loss) attributable to non-controlling interest	145,073	145,072	(233,349)
Net income (loss) attributable to UWMC	$25,301	$19,412	$(13,679)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$0.08	$(0.08)
Diluted	$0.09	$0.08	$(0.12)
Weighted average shares outstanding:
Basic	292,122,233	256,913,262	164,100,022
Diluted	1,600,064,853	256,913,262	1,598,383,240

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of March 31, 2026, and the preceding four quarters and Statements of Operations for the quarter ended March 31, 2026, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$423,996	$503,364	$870,703	$489,984	$485,024
Mortgage loans at fair value	10,991,101	9,932,729	10,784,461	8,040,310	8,402,211
Derivative assets	124,490	37,567	91,446	59,356	43,958
Investment securities at fair value, pledged	98,491	100,512	101,277	101,627	102,982
Accounts receivable, net	1,271,014	526,694	548,090	719,369	472,299
Mortgage servicing rights	4,591,855	4,073,781	3,308,585	3,445,195	3,321,457
Premises and equipment, net	180,523	180,199	164,985	166,460	153,855
Operating lease right-of-use asset	92,616	94,310	95,957	91,004	92,450
Finance lease right-of-use asset, net	20,681	21,247	21,219	21,810	22,464
Loans eligible for repurchase from Ginnie Mae	1,124,020	1,133,359	749,089	564,806	750,769
Other assets	347,457	324,914	286,525	186,968	200,964
Total assets	$19,266,244	$16,928,676	$17,022,337	$13,886,889	$14,048,433
Liabilities and Equity
Warehouse lines of credit	$9,900,303	$8,912,496	$9,783,664	$7,254,526	$7,573,139
Derivative liabilities	337,817	26,574	41,209	76,683	27,922
Secured line of credit	2,000,000	1,200,000	—	425,000	250,000
Borrowings against investment securities	86,724	87,497	87,142	86,896	88,775
Accounts payable, accrued expenses and other	949,788	707,790	706,993	661,496	652,701
Accrued distributions and dividends payable	161,773	161,292	160,846	160,360	159,856
Senior notes	2,983,152	2,981,975	3,780,620	2,787,797	2,786,467
Operating lease liability	98,811	100,596	102,333	97,471	99,010
Finance lease liability	22,955	23,468	23,363	23,872	24,445
Loans eligible for repurchase from Ginnie Mae	1,124,020	1,133,359	749,089	564,806	750,769
Total liabilities	17,665,343	15,335,047	15,435,259	12,138,907	12,413,084
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 312,883,751 as of March 31, 2026, 268,415,480 as of December 31, 2025, 234,291,930 as of September 30, 2025, 205,979,563 as of June 30, 2025 and 200,781,659 as of March 31, 2025	31	27	23	21	20
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,287,482,620 as of March 31, 2026, 1,331,482,620 as of December 31, 2025, 1,365,482,620 as of September 30, 2025, 1,393,282,620 as of June 30, 2025 and 1,397,782,620 as of March 31, 2025	129	133	137	139	140
Additional paid-in capital	12,593	9,910	7,579	5,688	4,298
Retained earnings	216,768	189,447	169,935	170,320	160,407
Non-controlling interest	1,371,380	1,394,112	1,409,404	1,571,814	1,470,484
Total equity	1,600,901	1,593,629	1,587,078	1,747,982	1,635,349
Total liabilities and equity	$19,266,244	$16,928,676	$17,022,337	$13,886,889	$14,048,433

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenue
Loan production income	$554,572	$603,364	$542,144	$447,882	$304,751
Loan servicing income	213,379	186,392	169,019	178,813	190,517
Interest income	133,476	155,491	132,089	132,005	118,102
Total revenue	901,427	945,247	843,252	758,700	613,370
Other gains (losses)
Change in fair value of mortgage servicing rights	(10,335)	(247,617)	(307,825)	(111,421)	(388,585)
Gain (loss) on other interest rate derivatives	(138,198)	61,409	27,813	208,904	—
Other gains (losses), net	(148,533)	(186,208)	(280,012)	97,483	(388,585)
Expenses
Salaries, commissions and benefits	224,554	224,192	222,760	211,461	192,800
Direct loan production costs	60,505	55,141	64,213	46,330	43,127
Marketing, travel, and entertainment	30,878	34,212	23,410	26,379	22,190
Depreciation and amortization	14,385	13,757	12,747	12,200	11,340
General and administrative	59,034	73,670	62,243	59,999	68,148
Servicing costs	43,067	46,184	33,928	35,083	30,434
Interest expense	140,765	144,833	132,084	133,467	120,410
Other expense (income)	2,206	(2,574)	(815)	1,846	(2,848)
Total expenses	575,394	589,415	550,570	526,765	485,601
Earnings (loss) before income taxes	177,500	169,624	12,670	329,418	(260,816)
Provision (benefit) for income taxes	7,126	5,140	582	14,939	(13,788)
Net income (loss)	170,374	164,484	12,088	314,479	(247,028)
Net income (loss) attributable to non-controlling interest	145,073	145,072	13,350	291,570	(233,349)
Net income (loss) attributable to UWMC	$25,301	$19,412	$(1,262)	$22,909	$(13,679)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$0.08	$(0.01)	$0.11	$(0.08)
Diluted	$0.09	$0.08	$(0.01)	$0.11	$(0.12)
Weighted average shares outstanding:
Basic	292,122,233	256,913,262	221,354,499	202,133,122	164,100,022
Diluted	1,600,064,853	256,913,262	221,354,499	202,133,122	1,598,383,240